As filed with the Securities and Exchange Commission on November 21, 2003.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_____________________________

ENTERGY MISSISSIPPI, INC.
(Exact name of registrant as specified in charter)

Mississippi	64-0205830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Carolyn C. Shanks President Entergy Mississippi, Inc. 308 East Pearl Street Jackson, Mississippi 39201 (601) 368-5000	Steven C. McNeal Vice President and Treasurer Entergy Mississippi, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4363
Mark G. Otts, Esq. Lloyd L. Drury, III, Esq. Entergy Services, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4235

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

_______________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit*(1)	Proposed Maximum Aggregate Offering Price*(1)	Amount of Registration Fee*(1)
First Mortgage Bonds
Debt Securities
Total	$400,000,000	100%	$400,000,000	$32,360

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933.

  Not specified with respect to each class of securities to be registered by the registrant pursuant to General Instruction II. D. to Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November ___, 2003	PROSPECTUS

$400,000,000
First Mortgage Bonds
and
Debt Securities

ENTERGY MISSISSIPPI, INC.
308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000

We -

  May periodically offer our first mortgage bonds and our debt securities in one or more series; and
  Will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds - Will be secured by a mortgage that constitutes a first mortgage lien on substantially all of our property.

The Debt Securities -

  Will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt; and

  Will be effectively subordinated to all of our secured debt, including our first mortgage bonds.

You - Will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of securities only if accompanied by the prospectus supplement for that series. We will provide the specific terms of these securities, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

______________, 2003

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $400 million. This prospectus provides a general description of the securities being offered. Each time we sell a series of securities we will provide a prospectus supplement containing specific information about the terms of that series of securities and the related offering. It is important for you to consider the information contained in this prospectus and the related prospectus supplement together with additional information described under the heading "Where You Can Find More Information" in making your investment decision.

Entergy Mississippi, Inc.

We are an electric public utility company providing service to customers in the State of Mississippi since 1923.

We are owned by Entergy Corporation, which is a public utility holding company registered under the Public Utility Holding Company Act of 1935. The other major public utilities owned by Entergy Corporation are Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc. and Entergy New Orleans, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is the Grand Gulf Electric Generating Station.

Capacity and energy from Grand Gulf is allocated among Entergy Arkansas, Inc., Entergy Louisiana, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf's capacity and energy together with related costs is 33%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Mississippi Public Service Commission, which regulates our electric service, rates and charges.

Together with Entergy Arkansas, Inc., Entergy Louisiana, Inc. and Entergy New Orleans, Inc., we own all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company that implements and maintains programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation's utility subsidiaries.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the caption "Where You Can Find More Information" for more specific information concerning our business and affairs, including significant contingencies, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings, including the status of industry restructuring in our service areas.

Ratios of Earnings to Fixed Charges

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of SEC Regulation S-K as follows:

Twelve Months Ended September 30,	Twelve Months Ended December 31,
2003	2002	2001	2000	1999	1998
2.92	2.48	2.14	2.33	2.44	3.12

"Earnings" represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges.

"Fixed Charges" include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC's website located at (http://www.sec.gov). You may read and copy any document at the SEC Public Reference Room located at:

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549-1004.

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement to which this prospectus relates and prior to the effectiveness of the registration statement, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities described in this prospectus:

  Annual Report on Form 10-K for the year ended December 31, 2002;
  Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003; and
  Current Report on Form 8-K dated April 28, 2003.

You may access a copy of any or all of these filings, free of charge, at our website (http://www.entergy.com) or by writing or calling us at the following address:

Mr. Christopher T. Screen
Assistant Secretary
Entergy Mississippi, Inc.
P. O. Box 61000
New Orleans, Louisiana 70161
(504) 576-4212

You may also direct your requests via e-mail to cscreen@entergy.com.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the securities. We are not, nor are any underwriters, dealers or agents, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus are accurate as of any date other than the date those documents were filed with the SEC.

Use of Proceeds

The net proceeds from the offering of the securities will be used either (a) to acquire or redeem one or more series of our outstanding securities on or before their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of securities or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of securities will be described in the prospectus supplement relating to that series.

Description of the First Mortgage Bonds

General

We will issue the first mortgage bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of February 1, 1988 with The Bank of New York, successor corporate trustee, and Stephen J. Giurlando, successor co-trustee, together referred to in this prospectus as trustees. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the "mortgage." All first mortgage bonds issued or to be issued under the mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as "first mortgage bonds."

The statements in this prospectus and any accompanying prospectus supplement concerning the first mortgage bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the first mortgage bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this "Description of the First Mortgage Bonds," those provisions or defined terms are incorporated by reference in this prospectus.

Terms of Specific Series of the First Mortgage Bonds

A prospectus supplement relating to each series of first mortgage bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

  the designation, or name, of the series of first mortgage bonds;
  the aggregate principal amount of the series;
  the offering price of the series;
  the date on which the series will mature;
  the rate or method for determining the rate at which the series will bear interest;
  the date from which interest on the series accrues;
  the dates on which interest on the series will be payable;
  the prices and other terms and conditions, if any, upon which we may redeem the series prior to maturity;
  the applicability of the dividend covenant described below to the series;
  the terms of any insurance policy that will be provided for the payment of principal of and/or interest on the series; and
  any other terms or provisions relating to that series that are not inconsistent with the mortgage.

Unless otherwise set forth in a prospectus supplement, the first mortgage bonds offered by this prospectus will not have the benefit of any sinking or improvement fund or any maintenance or replacement fund.

As of September 30, 2003, we had $717.85 million principal amount of first mortgage bonds outstanding.

Security

The first mortgage bonds offered by this prospectus, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured by the mortgage. In the opinion of our counsel, the mortgage constitutes a first mortgage lien on substantially all of our property subject to bankruptcy law and:

  minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the property in the conduct of our business;
  other liens, defects and encumbrances, if any, existing or placed thereon at the time of our acquisition of the property; and
  excepted encumbrances.

The mortgage does not create a lien on the following "excepted property":

  cash and securities;
  all merchandise, equipment, apparatus and supplies held for sale or other disposition in the usual course of business or consumable during use;
  automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and
  receivables, contracts, leases and operating agreements.

The mortgage contains provisions that impose a lien of the mortgage on property we acquire after the date of the mortgage, other than excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or sell substantially all of our assets to, another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from us and improvements, replacements and additions to that property.

The mortgage also provides that the trustees have a lien on the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds.

Issuance of Additional First Mortgage Bonds

There is no limit to the amount of first mortgage bonds that we can issue under the mortgage. First mortgage bonds of any series may be issued from time to time on the following bases:

  70% of property additions after adjustments to offset retirements;
  retirements of first mortgage bonds or bonds issued under our discharged Mortgage and Deed of Trust, dated as of September 1, 1944; or
  deposit of cash with the trustees.

Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1987. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas may not be included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.

As of September 30, 2003, we could have issued approximately $241 million of additional first mortgage bonds on the basis of net property additions and approximately $250 million on the basis of retired bond credits.

With certain exceptions in the case of clause (2) above, the issuance of first mortgage bonds must meet an "earnings" test. The adjusted net earnings, before income taxes, for 12 consecutive months of the preceding 18 months, must be at least twice the annual interest requirements on all first mortgage bonds outstanding at the time, including the additional first mortgage bonds to be issued, plus all indebtedness, if any, of prior rank. In general, interest on variable interest rate bonds, if any, is calculated using the average rate in effect during such 12-month period.

The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us. However, such a transaction would require approval by the SEC and the Mississippi Public Service Commission. We believe it unlikely that we could obtain those approvals in a highly leveraged context.

Release and Substitution of Property

We may release property from the lien of the mortgage, without applying an earnings test, on the following bases:

  the deposit of cash or, to a limited extent, purchase money mortgages;
  property additions, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; and
  a waiver of the right to issue first mortgage bonds.

We can withdraw cash upon the bases stated in clauses (2) and (3) above. Property we owned on December 31, 1987 may be released on the basis of its depreciated book, value while all other property may be released on the basis of its cost, as defined in the mortgage.

We may release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage.

Dividend Covenant

We may covenant that, so long as a particular series of first mortgage bonds remains outstanding, we will not pay any cash dividends on common stock or repurchase common stock after a selected date close to the date of the original issuance of that series of first mortgage bonds, other than certain dividends that we may declare prior to this date, except out of credits to retained earnings after this selected date plus an amount not to exceed $250 million plus any additional amounts that the SEC may approve. The prospectus supplement relating to a particular series of first mortgage bonds will state if this covenant will apply to that series.

Modification

Your rights as a bondholder may be modified with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds, or, if less than all series of first mortgage bonds are adversely affected, with the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds adversely affected. In general, no modification is effective against any bondholder without that bondholder's consent if it:

  affects the terms of payment of principal, premium, if any, or interest;
  affects the lien of the mortgage; or
  reduces the percentage required for modification.

Defaults and Notices Thereof

Defaults under the mortgage include:

  default in the payment of principal;
  default for 30 days in the payment of interest;
  certain events of bankruptcy, insolvency or reorganization;
  defaults under a supplemental indenture; and
  default in other covenants for 90 days after notice (unless we have in good faith commenced efforts to perform the covenant).

The corporate trustee or the holders of 25% of the first mortgage bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of first mortgage bonds may enforce the lien of the mortgage without giving the trustees written notice of a default and unless the holders of 25% of the first mortgage bonds have requested the trustees in writing to act, offered them reasonable opportunity to act and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred thereby; and
  the trustees shall have failed to act within 60 days of such request.

The holders of a majority in aggregate principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred on the trustees. The trustees are not required to risk their funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.

Evidence to be Furnished to the Corporate Trustee

Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the corporate trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.

Satisfaction and Discharge of Mortgage

After we provide for the payment of all of the first mortgage bonds (including the first mortgage bonds offered by this prospectus) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the corporate trustee, provided that the corporate trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. "Eligible Obligations" means obligations of the United States of America that do not permit the redemption thereof at the issuer's option.

Description of Debt Securities

General

The debt securities will be our direct unsecured general obligations. We will issue the debt securities offered by this prospectus from time to time in one or more series under one or more separate indentures between us and the financial institution(s) that we will name in the prospectus supplement, as trustee. This indenture or indentures are collectively referred to in this prospectus as the "indenture."

The following description summarizes certain general terms and provisions of the debt securities offered by this prospectus. This summary is not complete and should be read together with the prospectus supplement describing the specific terms of the debt securities. The form of the indenture is filed as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. Whenever particular provisions or defined terms in the indenture are referred to under this "Description of Debt Securities," those provisions or defined terms are incorporated by reference in this prospectus.

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. As of September 30, 2003, we had $35.3 million of unsecured and unsubordinated debt that would have ranked equally with the debt securities.

The debt securities will be effectively subordinated to all of our secured debt, including our first mortgage bonds. As of September 30, 2003, we had $747.85 million of secured debt outstanding.

Terms of Specific Series of the Debt Securities

A prospectus supplement relating to each series of debt securities offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

  the title of the debt securities;
  the total principal amount of the debt securities;
  the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;
  the rate or rates at which the debt securities will bear interest, or how the rate or rates will be determined, the date or dates from which any such interest will accrue, the interest payment dates for the debt securities and the regular record dates for interest payments;
  the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;
  any period or periods within which, or any date or dates on which, and the price or prices at which and the terms and conditions upon which, we may redeem the debt securities at our option and any restrictions on those redemptions;
  any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;
  any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;
  if the debt securities will be issued in denominations other than $1,000;
  if payments on the debt securities may be made in a currency or currencies other than United States dollars;
  any collateral, security, assurance or guarantee for the debt securities; and
  any other terms of the debt securities not inconsistent with the terms of the indenture.

Our amended and restated articles of incorporation generally limit the amount of unsecured debt that we may issue to the equivalent of 20% of the total of all our secured debt and total equity. As of September 30, 2003, approximately $19.28 million of additional unsecured debt with a maturity of less than ten years or $16.03 million of additional unsecured debt with a maturity of ten or more years could have been issued under this provision. The indenture does not limit the principal amount of debt securities that we may issue under the indenture.

We may sell debt securities at a discount below their principal amount. We may describe in the prospectus supplement federal income tax considerations applicable to debt securities sold at an original issue discount. In addition, we may describe in the prospectus supplement important federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars.

Except as we may otherwise describe in the prospectus supplement, the covenants contained in the indenture will not afford holders of debt securities protection in the event of a highly-leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

Except as we may otherwise provide in the prospectus supplement, we will pay interest, if any, on each debt security payable on each interest payment date to the person in whose name that debt security is registered as of the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it practicable.

Unless we otherwise specify in the prospectus supplement, principal of, and premium, if any, and interest on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the trustee in New York, New York, as our paying agent. We may change the place of payment on the debt securities, may appoint one or more additional paying agents, including us, and may remove any paying agent, all at our discretion.

As long as the debt securities are registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under the caption "Book-Entry Only Securities," payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the debt securities.

Registration and Transfer

Unless we otherwise specify in the prospectus supplement, and subject to restrictions related to the issuance of debt securities through DTC's book-entry system, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in New York, New York. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless we otherwise provide in the prospectus supplement, no service charge will be made for any registration of transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (1) any debt security during the 15 days prior to giving any notice of redemption or (2) any debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of a particular series if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities.

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture.

Consolidation, Merger and Sale of Assets

Under the terms of the indenture, we may not consolidate with or merge into any other entity or convey, or transfer or lease our properties and assets substantially as an entirety to any entity, unless:

  the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our payment obligations on all outstanding debt securities and our obligations under the indenture;
  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
  we shall have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the indenture.

So long as we comply with the conditions in clauses (2) and (3) above, the terms of the indenture do not preclude us from being a party to a merger in which we are the surviving entity.

Events of Default

"Event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  failure to pay interest on any debt security of that series for 60 days after it is due;
  failure to pay the principal of or any premium on any debt security of that series when due;
  failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 60 days after we receive written notice from the trustee or after we and the trustee receive written notice from the holders of at least 33% in principal amount of the outstanding debt securities of that series; however, the trustee or the trustee and the holders of that principal amount of debt securities of that series can agree to an extension of the 60-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;
  events in bankruptcy, insolvency or reorganization specified in the indenture; or
  any other event of default specified for that series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of holders.

Remedies

Acceleration of Maturity

If an event of default for any series of debt securities occurs and continues, then either the trustee or the holders of at least 33% in principal amount of that series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities under the indenture, only the trustee or holders of at least 33% in principal amount of the outstanding debt securities of all affected series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to that declaration of acceleration will be considered waived, and that declaration and its consequences will be considered rescinded and annulled, if:

    we have paid or deposited with the trustee a sum sufficient to pay:
    all overdue interest on all debt securities of that series;
    the principal of and premium, if any, on any debt securities of that series that have become due otherwise than by the declaration of acceleration and interest that is due on that principal;
    interest on overdue interest; and
    all amounts due to the trustee under the indenture; and
    any other event of default with respect to the debt securities of that series, other than the non-payment of principal that has become due solely by the declaration of acceleration, has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Right to Direct Proceedings

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series, voting as one class, will have the right to give this direction and not the holders of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

Limitation on Right to Institute Proceedings

No holder of debt securities of any series will have any right to institute any proceeding or remedy under the indenture unless:

  the holder has previously given to the trustee written notice of a continuing event of default;
  the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and
  the trustee has failed to institute any proceeding for 60 days after that notice, request and offer of indemnity.

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on that debt security on or after the applicable due date.

Annual Notice to Trustee

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture.

Modification and Waiver

Without the consent of any holder of debt securities, we may enter into one or more supplemental indentures for any of the following purposes:

  to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;
  to add additional covenants or to surrender any of our rights or powers under the indenture;
  to add additional events of default;
  to change or eliminate any provision of the indenture or to add any new provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:
    when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or
    when no debt securities of the affected series remain outstanding under the indenture;
  to provide collateral security for all but not part of the debt securities;
  to establish the form or terms of debt securities of any series as permitted by the indenture;
  to provide for the authentication and delivery of bearer securities and coupons attached thereto;
  to evidence and to provide for the acceptance of appointment of a successor trustee;
  to provide for the procedures required for use of a non-certificated system of registration for the debt securities of all or any series;
  to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or
  to cure any ambiguity or inconsistency or to make any other change to the provisions or to add other provisions with respect to matters or questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with some restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence that amendment.

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, voting as one class, is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, voting as one class, will be required. No supplemental indenture may:

  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest, or change the method of calculating the interest rate, or reduce any premium payable upon redemption, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder of that debt security;
  reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or
  modify some of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture that changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series.

The indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Resignation of Trustee

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

Notices

We, the trustee, any of our agents, or any agent of the trustee will give notices to holders of debt securities by mail to the addresses of such holders as they appear in the security register under the indenture.

Title

We, the trustee, and any of our agents or any agent of the trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Only Securities

The Depository Trust Company will act as securities depository for the securities offered through this prospectus. The securities will be issued as fully registered securities registered in the name of Cede & Co., the partnership nominee of DTC. One or more fully registered security certificates will be issued for each issue of the securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for United States and foreign equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between the accounts of Direct Participants, thereby eliminating the need for physical movement of security certificates. Direct Participants include both United States and foreign securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is, in turn, owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, all of which clearing corporations are subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to other entities such as both United States and foreign securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, the "Participants"). The DTC rules applicable to its Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on the records of DTC. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the records of the Direct Participant or the Indirect Participant. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of Cede & Co., the partnership nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; the records of DTC reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the mortgage or the indenture, as appropriate. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and to transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the corporate trustee or the trustee and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all the securities within an issue are being redeemed, the practice of DTC is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. nor any other DTC nominee will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds, principal payments, interest payments, and any premium payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The practice of DTC is to credit the accounts of Direct Participants, upon the receipt by DTC of funds and corresponding detail information from us or the corporate trustee or the trustee, as appropriate, on the payable date in accordance with their respective holdings shown on the records of DTC. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or its nominee, the corporate trustee or the trustee, any underwriters or dealers or agents, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal, interest, and any premium on the securities to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of either the corporate trustee or the trustee, as appropriate, or us, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the tender or remarketing agent and shall effect delivery of such securities by causing the Direct Participant to transfer the interest of the Participant in the securities, on the records of DTC, to the tender or remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on the records of DTC and followed by a book-entry credit of tendered securities to the DTC account of the tender or remarketing agent.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the trustee or us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, security certificates will be printed and delivered.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Experts

The financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm upon their authority as experts in accounting and auditing.

Legality

The legality of the securities will be passed upon for us by Thelen Reid & Priest LLP, New York, New York, and Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, and for any underwriters, dealers or agents by Pillsbury Winthrop LLP, New York, New York. All legal matters pertaining to our organization, titles to property, franchises and the lien of the mortgage and all matters pertaining to Mississippi law will be passed upon only by Wise Carter Child & Caraway, Professional Association.

The statements in this prospectus as to matters of law and legal conclusions made under "Description of the First Mortgage Bonds - Security," have been reviewed by Wise Carter Child & Caraway, Professional Association, and are set forth herein in reliance upon the opinion of said firm and upon their authority as experts.

Plan of Distribution

Methods and Terms of Sale

We may use a variety of methods to sell the securities including:

  through one or more underwriters or dealers;
  directly to one or more purchasers;
  through one or more agents; or
  through a combination of any of these methods of sale.

The prospectus supplement relating to a particular series of the securities will describe the terms of the offering of the securities, including:

  the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
  the initial public offering price;
  any underwriting discounts and other items constituting underwriters' compensation;
  the proceeds we receive from that sale; and
  any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the securities through underwriters, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of securities will be named in the prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page. In connection with the sale of securities, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities of a particular series if any are purchased. However, the underwriters may purchase less than all of the securities of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be if these transactions had not occurred.

Agents

If we sell the securities through agents, the prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities, as well as any commissions we will pay to them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

	Initial Sale		Each Additional Sale
Filing Fees-Securities and Exchange Commission:
Registration Statement	$32,360	$	N/A
*Rating Agencies' fees	30,000		30,000
*Trustees' fees	4,000		4,000
*Fees of Company's Outside Legal Counsel:
Thelen Reid & Priest LLP	50,000		30,000
Wise Carter Child & Caraway, Professional Association	50,000		30,000
*Fees of Entergy Services, Inc.	35,000		25,000
*Accounting fees	20,000		15,000
*Printing and engraving costs	25,000		15,000
*Miscellaneous expenses (including blue-sky expenses)	20,000		15,000
*Total Expenses	$266,360		$164,000

___________________

* Estimated

Item 15. Indemnification of Directors and Officers.

We have insurance covering our expenditures that might arise in connection with our lawful indemnification of our directors and officers for certain of their liabilities and expenses. Our directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and, under our Amended and Restated Articles of Incorporation, our officers and directors may generally be indemnified to the full extent of such laws.

Item 16. Exhibits.
1(a)	—	Form of Underwriting Agreement for the First Mortgage Bonds.

**1(b)	—	Form of Underwriting Agreement for the Debt Securities.

*4(a)	—

Mortgage and Deed of Trust, as amended by twenty-one Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(b)-2 to Rule 24 Certificate in 70-7461 (First); A-5(b) to Rule 24 Certificate in 70-7419 (Second); A-4(b) to Rule 24 Certificate in 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(g) to Rule 24 Certificate in 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in 70-7914 (Ninth); A-2(l) to Rule 24 Certificate dated April 21, 1995 in 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in 70-9757 (Twentieth); and A-2(f) to Rule 24 Certificate dated June 6, 2003 in 70-9757 (Twenty-first)).

4(b)	—	Form of Supplemental Indenture for the First Mortgage Bonds.

4(c)	—	Form of Indenture for Debt Securities.

4(d)	—	Form of Officer's Certificate for Debt Securities.

5(a)	—	Opinion of Wise Carter Child & Caraway, Professional Association.

5(b)	—	Opinion of Thelen Reid & Priest LLP.

*12(a)	—	Statement Re: Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12(d) to the Annual Report on Form 10-K of the Company for the year ended December 31, 2002).

*12(b)	—	Statement Re: Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 99(d) to the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2003).

23(a)	—	Consent of Wise Carter Child & Caraway, Professional Association (included in Exhibit 5(a) hereto).

23(b)	—	Consent of Thelen Reid & Priest LLP (included in Exhibit 5(b) hereto).

23(c)	—	Consent of Deloitte & Touche LLP.

24	—	Power of Attorney (included herein on page S-1).

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, Corporate Trustee, under the Mortgage and Deed of Trust.

25(b)	—	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Stephen J. Giurlando, Co-Trustee, under the Mortgage and Deed of Trust.

***25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Debt Securities.

* **	Incorporated herein by reference as indicated. To be filed by amendment or as an exhibit to a current report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K of the SEC.
***	To be filed by amendment or pursuant to section 305(b)(2) to the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 21st day of November, 2003.

ENTERGY MISSISSIPPI, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Nathan E. Langston, Steven C. McNeal, and Frank Williford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carolyn C. Shanks	Chairman of the Board, President	November 21, 2003
Carolyn C. Shanks	and Chief Executive Officer
(Principal Executive Officer)

/s/ Theodore H. Bunting, Jr.	Vice President and Chief Financial	November 21, 2003
Theodore H. Bunting, Jr.	Officer
(Principal Financial Officer)

/s/ Nathan E. Langston	Senior Vice President and	November 21, 2003
Nathan E. Langston	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Donald C. Hintz	Director	November 21, 2003
Donald C. Hintz

/s/ Richard J. Smith	Director	November 21, 2003
Richard J. Smith

/s/ C. John Wilder	Director	November 21, 2003
C. John Wilder

EXHIBIT INDEX

Number	Description of Exhibit

1(a)	Form of Underwriting Agreement for the First Mortgage Bonds.

**1(b)	Form of Underwriting Agreement for the Debt Securities.
*4(a)

Mortgage and Deed of Trust, as amended by twenty-one Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(b)-2 to Rule 24 Certificate in 70-7461 (First); A-5(b) to Rule 24 Certificate in 70-7419 (Second); A-4(b) to Rule 24 Certificate in 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(g) to Rule 24 Certificate in 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in 70-7914 (Ninth); A-2(l) to Rule 24 Certificate dated April 21, 1995 in 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in 70-9757 (Twentieth); and A-2(f) to Rule 24 Certificate dated June 6, 2003 in 70-9757 (Twenty-first)).

4(b)	Form of Supplemental Indenture for the First Mortgage Bonds.

4(c)	Form of Indenture for Debt Securities.

4(d)	Form of Officer's Certificate for Debt Securities.

5(a)	Opinion of Wise Carter Child & Caraway, Professional Association.

5(b)	Opinion of Thelen Reid & Priest LLP.

*12(a)	Statement Re: Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12(d) to the Annual Report on Form 10-K of the Company for the year ended December 31, 2002).

*12(b)	Statement Re: Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 99(d) to the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2003).
23(a)	Consent of Wise Carter Child & Caraway, Professional Association (included in Exhibit 5(a) hereto).

23(b)	Consent of Thelen Reid & Priest LLP (included in Exhibit 5(b) hereto).

23(c)	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included herein on page S-1).

25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, Corporate Trustee, under the Mortgage and Deed of Trust.

25(b)	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Stephen J. Giurlando, Co-Trustee, under the Mortgage and Deed of Trust.

***25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Debt Securities.

* **	Incorporated herein by reference as indicated. To be filed by amendment or as an exhibit to a current report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K of the SEC.

***	To be filed by amendment or pursuant to section 305(b)(2) to the Trust Indenture Act of 1939, as amended.